Exhibit 10.1

Vu1 CORPORATION

SUBSCRIPTION AGREEMENT

Subscription Agreement between Vu1 Corporation, a California corporation (the “Company”), and the undersigned (the “Subscriber”), the effective date of which shall be the date of execution by the Company.

WHEREAS, the Company is conducting an exempt, limited private offering of up to $420,000 (the “Offering”) of Units (the “Units”) at a price of $0.80 per Unit, each Unit consisting of one share of Company common stock, no par value per share (the “Common Stock”), and a three-year warrant to purchase one share of Common Stock at an exercise price of $1.50 per share (the “Warrant,” and collectively with the Units and Common Stock, the “Securities”);

WHEREAS, the Offering is being made under Rule 506 of Regulation D (“Reg. D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the terms and conditions hereinafter set forth; and

WHEREAS, the Subscriber desires to acquire the number of Units as specifically set forth on the signature page hereof, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, for and in consideration of the agreements hereinafter set forth, the parties agree as follows:

1.             Subscription for Units.  Subject to the terms and conditions hereinafter set forth, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company such number of Units set forth upon the signature page hereof at a price equal to $0.80 per Unit.  The Subscriber is concurrently delivering to the Company with this Subscription Agreement payment of the sum of $300,000 (three hundred thousand dollars) as part payment of the purchase price for the Units, which shall be made by way of cash or by wire transfer in each case in U.S. Dollars and, in the case of a wire transfer, to the bank account of the Company as follows:

Account Name	Vu1 Corporation
Bank Name	Wells Fargo Bank
City, State	San Francisco, CA
Account Number	7605099592
ABA Number	121000248
Swift Code	WFBIUS6S

The balance of the purchase price of $100,000 for the Units will be settled or paid by the Subscriber by the provision of other accommodation and services (financial or otherwise including but not limited to fees paid to management consultants; disbursements paid; legal fees for preparation review and negotiation of documentation) to the Company.

2.              Acceptance.  Subscriber understands that this Subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company’s execution of this Agreement where indicated.  This Agreement shall be null and void if the Company does not accept it.  Subscriber understands that Subscriber is not entitled to cancel, terminate or revoke this Agreement.  Subscriber understands that the Company may, in its sole discretion, reduce the number of Units subscribed for under this Agreement by any amount and to any extent, whether or not pro rata reductions are made of any other investor’s subscription.

3.	Acknowledgements, Agreements, Representations and Covenants of Subscriber.

3.1           (a)           The Subscriber acknowledges that a purchase of the Securities and an investment in the Company involves a high degree of risk in that (i) the Company is highly speculative; (ii) the investment is illiquid; and (iii) transferability of the Securities are restricted.  Subscriber has reviewed and understands the risk factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K for the fiscal year ended December 31, 2011, its 2012 quarterly reports on Form 10-Q and its current reports on Form 8-K filed through the date hereof (collectively, the “Public Filings”).  The Company’s business, financial condition or results of operations could be materially and adversely affected by any of these and other risks and the value of an investment in the Company could decline.  Subscriber recognizes that it could lose all or part of its investment.  In particular, Subscriber recognizes that the Company has not had any significant revenues during any of the past three fiscal years, the Company may not obtain commercial development for its proprietary technology or products under development, any products that the Company develops may not receive market acceptance or may not compete effectively in the marketplace, and the Company will need additional capital to be successful.  Subscriber acknowledges that the Company may not be successful in raising the full amount of the Offering, and that even if the Offering is fully subscribed, the Company will need additional financing in the future, whether equity or debt, which may be at offering prices greater or less than the purchase price in this Offering.

(b)           Subscriber has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  If Subscriber is an entity, this Agreement has been duly authorized by all necessary actions of the board of directors, shareholders, members, managers, partners, trustees, or other duly authorized acting body or person on the part of the Subscriber, and has been duly executed by an authorized officer or representative of the Subscriber.  This Agreement is a legal, valid, and binding obligation of Subscriber enforceable against Subscriber in accordance with its terms.

(c)           The Subscriber represents that he/she/it is an “accredited investor” within the meaning of Rule 501(a) of Reg. D.  In addition, Subscriber is a sophisticated investor and is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and expertise in financial and business matters that Subscriber is capable of evaluating the merits and risks involved in an investment in the Company and purchase of the Securities.  Concurrently with this subscription, Subscriber is completing and delivering to the Company the “Investor Questionnaire” and the information provided therein is true, accurate and complete.

(d)           The investment in the Securities is suitable for Subscriber based upon Subscriber’s investment objectives and financial needs.  Subscriber has adequate means and net worth for providing for its current financial needs and contingencies and has no need for liquidity of investment with respect to the Securities.  Subscriber’s overall commitment to investments that are illiquid or not readily marketable is not disproportionate to its net worth, and investment in the Securities will not cause such overall commitment to become excessive.  Subscriber is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, and can afford a complete loss of this investment.

(e)           Subscriber has been solely responsible for his, her or its own due diligence investigation of the Company and its business, and analysis of the merits and risks of the investment in the Securities, and is not relying on anyone else’s analysis or investigation of the Company, its business or the merits and risks of the Securities.  The Subscriber represents and warrants (i) that he/she/it has been furnished by the Company during the course of evaluating his/her/its interest in this transaction with all information regarding the Company which he/she/it had requested or desired to know; (ii) that all documents which could be reasonably provided have been made available for his/her/its inspection and review; (iii) that he/she/it has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the terms and conditions of the offering; and (iv) all questions, if any, have been answered to the full satisfaction of Subscriber, and Subscriber desires no further information pertaining to the Company.  Except as expressly set forth in this Agreement, no oral or written representations or warranties have been made to Subscriber by the Company or by any agent, employee, or affiliate of the Company.

(f)           The Subscriber acknowledges that the purchase price for the Units has been determined by the Company, and bears no relationship to the assets or book value of the Company, or any other customary valuation criteria.

(g)           The Subscriber represents (i) that he/she/it has not been the subject of any general solicitation by the Company, and (ii) that he/she/it knows of no general solicitation, including any general advertising, by the Company in connection with the offer and sale of the Securities.

(h)           Subscriber has been encouraged to consult his, her or its own financial advisor, legal counsel and tax accountant concerning this investment, including any tax implications.  Subscriber has obtained, to the extent he, she or it deems necessary, personal professional advice with respect to the risks inherent in an investment in the Securities and the suitability of such investment in light of the Subscriber’s personal financial condition and investment needs.  The Subscriber has not employed the services of a purchaser representative, as defined in Regulation D under the Securities Act, in connection with this investment.

(i)           Subscriber acknowledges and agrees that Subscriber is not entitled to cancel, terminate or revoke this subscription, any of the agreements of the Subscriber hereunder, and Subscriber agrees that such subscription and agreements shall survive (i) any changes in the transaction, documents and instruments described in this Agreement which in the aggregate are not material or which are contemplated by this Agreement, and (ii) the death or disability of Subscriber.

(j)           Subscriber is aware of the trading restrictions and anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Subscriber agrees to comply with all applicable provisions of Regulation M.  Subscriber has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Stock or affect the price at which the Common Stock may be issued or resold.  In addition, Subscriber shall not, and shall cause its affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company (including, without limitation, any short sales involving the Common Stock) during the period from the date hereof until such time as the transactions contemplated by this Agreement are first publicly announced.

3.2           (a)           The Subscriber acknowledges that this offering of Units has not been reviewed by the SEC based on the Company’s intention that it be a non-public offering conducted pursuant to exemption from the registration requirements of the Securities Act, specifically Rule 506 of Reg. D.  The Subscriber acknowledges that the Securities have not been registered under the Securities Act, or the securities laws of any individual states.  Subscriber represents and warrants that it is acquiring the Securities for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Securities for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder or in connection therewith, and applicable state securities laws.  The Subscriber further acknowledges that the Securities must be held indefinitely unless they become registered under the Securities Act, or an exemption from such registration is available, and an opinion of counsel is furnished stating that registration is not required under the Securities Act or such state securities laws.

(b)           The Subscriber is aware and understands that availability of the claimed exemption from registration under the Securities Act pursuant to which this offering is being conducted depends, in part, upon his/her/its investment intention.  In this connection, the Subscriber is further aware and understands that it is the position of the SEC that the statutory basis for such exemption would not be present if his/her/its representation merely meant that his/her/its present intention was to hold such securities for a short period, such as the capital gains period under any tax statutes, for a deferred sale, for a market rise, assuming that a market is maintained, or for any other fixed period.  The Subscriber is further aware and understands that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with his/her/its representation to the Company contained herein, and the SEC would likely regard such a sale or disposition as a deferred sale to which such exemptions are not available.

(c)           Subscriber understands that:  (i) the Securities have not been registered under the Securities Act or state securities laws, but are being offered and sold pursuant to exemptions from such laws; (ii) the Securities are and will be classified as “restricted securities,” as defined under the Securities Act; (iii) the Securities may not be sold or otherwise transferred unless they have been registered under the Securities Act and applicable state securities laws, or unless exemptions from such registration provisions are available with respect to resale or transfer; and (iv) the Company is under no obligation to register the Securities under the Securities Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available.  The Subscriber further understands that Rule 144 (the “Rule”) promulgated under the Securities Act requires, among other conditions, a six month holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act.   The Subscriber further understands and hereby acknowledges that, unless and until the Securities are registered, any determination to allow the Securities to be transferred out of the Subscriber’s name shall be within the exclusive discretion of the Company, and shall only be permitted to the extent that an opinion of counsel, acceptable to the Company, has been obtained to the effect that neither the sale nor the proposed transfer would result in a violation of the Securities Act or of the applicable securities laws of any state or other jurisdiction.

(d)           Subscriber acknowledges that the Securities will bear a legend to the effect that the Securities are “restricted securities” and that transfer of the securities represented thereby is subject to the provisions hereof, and stop-transfer instructions will be placed with the transfer agent for the Securities, in addition to any other legends required by applicable federal or state law.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

3.3           The Subscriber agrees to indemnify and hold harmless the Company and each of its officers, directors, shareholders, agents and attorneys against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses as such are incurred) incurred by the Company and/or any such individual which (i) arises out of or is based upon any untrue representation or other statement by the Subscriber of a material fact contained in this Subscription Agreement, or (ii) arises out of or is based upon any breach by the Subscriber of any representation, warranty, agreement or covenant contained herein.

3.4           The Subscriber represents that the address furnished at the end of this Subscription Agreement is the address of Subscriber’s principal residence, if an individual, or its principal place of business, if an entity.

3.5           If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities.  Any such Subscriber’s subscription and payment for, and its continued beneficial ownership of, any of the Securities will not violate any applicable securities or other laws of the Subscriber’s non-U.S. jurisdiction.

3.6           The Subscriber agrees and covenants to execute and deliver all such further documents, agreements, and instruments, and take such other and further action, as may be reasonably requested by the Company to carry out the purposes and intent of, and any legal requirements associated with, this Subscription Agreement.

4.           Representations, Agreements, and Covenants of the Company.

4.1            The Company hereby represents and warrants to the Subscriber as of the date hereof as follows:

(a)           The Company is a corporation duly organized and existing under the laws of the State of California, and has the power to conduct the business which it conducts.

(b)           The acceptance, execution, and delivery of this Subscription Agreement by the Company shall have been duly approved by the Company, and all other actions required to authorize and effect the offer and sale of the Securities shall have been duly taken and approved.

(c)           The Securities, when issued, sold and delivered in accordance with the terms hereof for the consideration set forth herein, will be duly and validly issued, fully paid and nonassessable.

4.2           The Company covenants and agrees to refrain from disclosing the name, address, social security number (or federal tax identification number, as applicable) or any other information relating to the Subscriber, except as may be required by law, advised by counsel, or as otherwise reasonably necessary to conduct its business.

5.           Miscellaneous.

5.1           Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the sale of the Units.

5.2           Any notice, service of process, or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company at their corporate headquarters and to the Subscriber at his/her/its address indicated on the last page of this Subscription Agreement.  Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.  Either party may change its address for purposes hereof at any time or from time to time by providing notice in writing to the other party in accordance herewith, and any such newly designated address shall thereafter serve for purposes hereof in lieu of the address stated herein.

5.3           This Subscription Agreement shall not be changed, modified, or amended except through a writing signed by both the Company and the Subscriber.

5.4           This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors, and/or assigns.   This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior discussions, agreements, and understandings of any and every nature between them.

5.5           Notwithstanding the place where this Subscription Agreement may have been executed by either party, it is agreed that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws.  The parties hereby agree that any dispute that may arise between them arising out of or in connection with this Subscription Agreement shall be adjudicated before a federal or state court located in New York County, New York and they hereby submit to the exclusive jurisdiction of such courts with respect to any action or legal proceeding commenced by either party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities pursuant hereto.

5.6           This Subscription Agreement may be executed in counterparts.  Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Subscription Shares as herein provided, but shall only be binding upon the Company if and when executed by the Company.

5.7           The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

5.8           It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent or continuing breach by that same party.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

EXECUTED IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year set forth in each case below.

Signature of Subscriber or Authorized Representative:	Subscription Accepted:
VU1 CORPORATION
A California corporation

By:	By:
Name:	Name:
[Title]:	[Title}:
Date:	Date:

Address (principal residence):

Email Address:
Social Security or Taxpayer:
Identification Number of Subscriber:
Total Number of Units Subscribed For:
Total Subscription Amount: $

240,667,396v2NY